Exhibit 99.1

Flagstone Subsidiary Agrees to Purchase 8 Million FSR Shares from Byrne Companies

HAMILTON, Bermuda, Dec 08, 2010 (BUSINESS WIRE) --

Flagstone (Bermuda) Holdings, Limited has agreed to purchase 8,005,024 shares of Flagstone Reinsurance Holdings, S.A. (NYSE: FSR) owned by companies associated with Mark Byrne. Based on a discount to the trailing average closing stock price, the price for the stock holdings will be $11.4823 per share. The transaction represents approximately 10.4% of Flagstone Reinsurance Holdings, S.A.’s outstanding shares immediately prior to the transaction. Additionally, Flagstone (Bermuda) Holdings, Limited has agreed to purchase for $13.5 million a warrant issued to a company associated with Mr. Byrne at the founding of Flagstone Reinsurance Holdings, S.A. The transactions are subject to a number of customary closing conditions.

Cautionary Statement Regarding Forward-Looking Statements

This report may contain, and the Company may from time to time make, written or oral “forward-looking statements” within the meaning of the U.S. federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control, which could cause actual results to differ materially from such statements. In particular, statements using words such as “may”, “should”, “estimate”, “expect”, “anticipate”, “intend”, “believe”, “predict”, “potential”, or words of similar import generally involve forward-looking statements.

Important events and uncertainties that could cause the actual results to differ include, but are not necessarily limited to: market conditions affecting our common share price; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the effectiveness of our loss limitation methods; our dependence on principal employees; the cyclical nature of the insurance and reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market; the sensitivity of our business to financial strength ratings established by independent rating agencies; the estimates reported by cedents and brokers on pro-rata contracts and certain excess of loss contracts in which the deposit premium is not specified; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, and our reliance on industry loss estimates and those generated by modeling techniques; unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; our exposure to many different counterparties in the financial service industry, and the related credit risk of counterparty default; changes in general economic conditions; changes in governmental regulation or tax laws in the jurisdictions where we conduct business; the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers; the overall level of competition, and the related demand and supply dynamics in our markets relating to growing capital levels in the insurance and reinsurance industries; declining demand due to increased retentions by cedents and other factors; the impact of terrorist activities on the economy; and rating agency policies and practices.

These and other events that could cause actual results to differ are discussed in more detail from time to time in our filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. Federal securities laws. You are cautioned not to place undue reliance on these forward-looking statements, which are subject to significant uncertainties and speak only as of the date on which they are made.

SOURCE: Flagstone Reinsurance Holdings, S.A.

Flagstone Reinsurance Holdings, S.A.
Brenton Slade, +352 2 735 1515
bslade@flagstonere.com